CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2/A (AMENDMENT No. 2) of Healthcare Business Services Groups Inc. (HBSGI) of our report dated April 13, 2007 on our audits of the financial statements of HBSGI, Inc. as of December 31, 2006 and the results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption "Experts".

/s/ Kabani & Company, Inc.,

Los Angeles, California

August 28, 2007